Exhibit 10.2

FIFTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of October 12, 2018

Between:

PENNYMAC CORP., as a Seller

and

PENNYMAC OPERATING PARTNERSHIP, L.P., as a Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend the Master Repurchase Agreement dated October 14, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated May 23, 2017, the Second Amendment to Master Repurchase Agreement dated July 31, 2017, the Third Amendment to Master Repurchase Agreement dated October 13, 2017 and the Fourth Amendment to Master Repurchase Agreement dated July 26, 2018 (the “Amended MRA”) and as amended hereby and as further supplemented, amended or restated from time to time (the “MRA”)), to extend the latest Termination Date and, in order to implement the Parties’ agreement that henceforth Freddie Mac Small Balance Mortgage Loans and Fannie Mae Small Mortgage Loans will not be eligible for purchase under the MRA, delete the Freddie Mac Small Balance Loans and Fannie Mae Small Mortgage Loans sublimit from the definition of Eligible Mortgage Loans (and appropriately modify related provisions of that definition), and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there.

1.Definitions; Interpretation

A.The following definition is amended to read as follows:

“Termination Date” means the earliest of (i) the Business Day, if any, that Sellers designate as the Termination Date by written notice given to Buyer at least sixty (60) days (or, if Section 8(d) is applicable, thirty (30) days) before such date, (ii) if a Change in Executive Management has occurred, the Business Day, if any, that Buyer designates as the Termination Date by written notice given to Sellers at least ninety (90) days before such date, (iii) the date of declaration of the Termination Date pursuant to Section 12(b)(i), and (iv) October 11, 2019.

B.Clauses (ii), (vi) and (xviii) of the definition of “Eligible Mortgage Loan” are amended to read respectively as follows:

(ii)that is either a Conventional Conforming Loan, a Government Loan or a Jumbo Loan;

(vi)that has a scheduled Repurchase Date not later than the following number of days after the Purchase Date for the initial Transaction to which that Mortgage Loan was subject:

Type of Mortgage Loan	Number of days
Aged Loan	75
Conventional Conforming Loan	60
Government Loan	60
Jumbo Loan	60

(xviii)(Reserved)

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As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lindsay R. Schelstrate
Lindsay R. Schelstrate
Authorized Officer

PennyMac Corp.

By:	/s/ Pamela Marsh
Pamela Marsh
Managing Director, Treasurer

PennyMac OPERATING PARTNERSHIP, L.P.
By:	PennyMac GP OP, Inc.,
its general partner

	By:	/s/ Pamela Marsh
Pamela Marsh
Managing Director, Treasurer